UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2008

ANESIVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50573	77-0503399
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

650 Gateway Boulevard

South San Francisco, California 94080

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (650) 624-9600

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 15, 2008, Anesiva, Inc. (“Anesiva”) entered into an amendment (the “Amendment”) to the License Agreement, dated as of February 4, 2008 (the “License Agreement”), by and between Anesiva and Sigma-Tau Industrie Farmaceutiche Riunite S.p.A. (“Sigma-Tau”) which, among other things, (i) extends the rights granted by Anesiva to Sigma-Tau under the License Agreement to certain French-speaking African countries, Liechtenstein, Portugal, Spain and Switzerland and (ii) provides for additional upfront payments to Anesiva.

The foregoing is a summary description of the terms and conditions of the Amendment and by its nature is incomplete. It is qualified in its entirety by the text of the Amendment, a copy of which will be filed as an exhibit to Anesiva’s quarterly report on Form 10-Q for the quarter ended March 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2008	ANESIVA, INC.

	By:	/s/ Patrick A. Broderick
Patrick A. Broderick Vice President, General Counsel and Corporate Secretary